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Exhibit 99.1

     Media Contacts:
Audrey Jonckheer, Kodak Media Relations (716) 724-9035, Audrey.jonckheer@kodak.com
Bruce Hyland, Kodak Media Relations (716) 724-2785, bruce.Hyland@kodak.com
Gerard Meuchner, Kodak Corporate Media Relations, (716) 724-4513, Gerard.meuchner@kodak.com
Bob Parsons, ENCAD, (858)-677-5051, Bparsons@encad.com

Kodak to Acquire ENCAD, Inc., Fueling Strategy

To Capitalize on Growth in Commercial Imaging

Acquisition Makes Kodak One of Top Three Sellers of Wide-format Inkjet Products

    ROCHESTER, N.Y., and SAN DIEGO, CA., November 15, 2001—Eastman Kodak Company (NYSE: EK) announced today that it will acquire ENCAD, Inc. (Nasdaq: ENCD), a leading manufacturer and pioneer of wide-format inkjet printers, for approximately $25 million. The purchase price will be paid in Kodak stock or, under certain circumstances and at Kodak's option, in cash. ENCAD will become a wholly-owned subsidiary of Kodak.

    The acquisition makes Kodak one of the top three sellers of wide-format inkjet products, a $2.4 billion output market growing at approximately 15% annually. Based on Kodak projections and industry estimates, the transaction is expected to contribute to earnings beginning in 2003.

    The acquisition provides customers with a single source for a variety of digital image printing technology. This includes a full portfolio of wide-format color inkjet printers, software, inks and media.

    "By combining research and development, proven technology, product excellence and channel access of both companies, Kodak anticipates increased growth in the thriving commercial inkjet market by providing customers with a wider range of products," said Daniel A. Carp, Kodak's Chairman and Chief Executive Officer. "The acquisition supports our initiatives for continued growth in output and allows us to capitalize on the expanding infoimaging market."

    Kodak's expansion in the fast-growth, large-format display segment is another example of the company's involvement in and influence on infoimaging—the $225 billion industry created by the convergence of images and information technology. Infoimaging comprises three closely-related imaging markets: devices, such as wide-format inkjet printers, infrastructure and services / media, such as the inks and output capabilities enabled by this acquisition.

    "This combination will strengthen our wide-format inkjet business, which is growing at double-digit rates, and leverage Kodak's core capabilities in inks and media," said Karel Czanderna, Vice President, Eastman Kodak Company. "In addition to the customer base we have long served, we will now pursue multibillion-dollar markets ranging from retail point-of-sale to office décor. ENCAD's integration capabilities and customer relationships will help us to accelerate profitable participation in these promising areas."

    "We're very excited about becoming a part of the world's largest imaging company," said Terry Vandewarker, President and CEO of ENCAD. "Kodak has the global resources, complementary expertise and multi-national market presence we need to accelerate growth in ENCAD's products, services and well-established customer base. Combining the two companies' state-of-the-art skills, product portfolios and knowledge means more customers around the world will have a greater choice of leading products that can be delivered to them faster."

    Kodak expects the transaction will close early 2002, pending receipt of regulatory clearances and ENCAD shareholder approval. The merger agreement contains customary closing conditions and termination rights in favor of each party under certain circumstances.

    The acquisition builds on the recent successful introduction of the Kodak Professional 5260 Inkjet Printer. The 5260 is the first in a new line of Kodak-designed high-speed, wide-format inkjet printers that employs piezo inkjet print head technology, six colors and DYNAMIC CONTONE printing. Because of the overwhelming demand for this market-leading production inkjet printing system, all 2001 shipments will be in Asia and Europe, with a U.S. sales launch beginning first quarter 2002.

Eastman Kodak Company and infoimaging

    Eastman Kodak Company is the world's leader in helping people and businesses take, share, store and print pictures—traditional or digital. Kodak's sales last year of nearly $14 billion were divided between consumer and commercial products and services, such as professional and consumer digital cameras, laser images for radiologists, photographic films for professionals and amateurs, digital services for cinematographers, high speed document scanners and aerial images.

    Kodak is a leading participant in infoimaging, a $225 billion industry created by the convergence of images and information technology which unites three closely related imaging markets—devices, infrastructure and services/media, enabling people or businesses to easily take and share pictures as information, entertainment or memories.

ENCAD, Inc.

    ENCAD, Inc., a leading innovator in digital image printing technology, offers a broad line of wide-format color inkjet printers, software utilities, and a complete selection of system tested indoor and outdoor inks and media. ENCAD's products deliver superior color images quickly and cost-effectively and are designed to increase user productivity in a variety of applications including point of purchase graphics, photographic enlargement, graphic arts, fine art, textile design, and computer-aided design. The company's products are sold and serviced through a worldwide network of distributors and value-added resellers.

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The following legends are included to comply with certain legal requirements:

    This release may contain forward-looking statements and expectations of each of Kodak and ENCAD, Inc. These statements represent only the applicable company's current expectations, and certain factors could cause actual results to differ materially from such expectations. These factors include, but are not limited to, the possibility that the proposed acquisition may not be consummated, the possibility that the merger consideration may be paid in cash (resulting in the loss of tax-free status for the transaction), the ability to achieve improved operating efficiencies or profitability, the ability to implement product strategies, unexpected delays in product releases or future feature implementation, competitive initiatives, global economic factors, market volatility subsequent to September 11, 2001, potential changes in the outlook for certain market segments, less than expected penetration of certain markets, and continued availability of single-source components. For a further list and description of such risks and uncertainties, see the reports filed by each of Kodak and ENCAD with the Securities and Exchange Commission and other publicly available information, copies of which are available from the applicable company. Neither Kodak nor ENCAD, Inc. undertakes any responsibility to update any such statements to reflect changes in circumstances.

In connection with the proposed transactions between Kodak and ENCAD, Inc., Kodak and ENCAD intend to file relevant materials with the Securities and Exchange Commission, including a Registration Statement on Form S-4 that contains a proxy statement/prospectus. Because those documents will contain important information, holders of ENCAD common stock are urged to read them when they become available. When filed with the SEC, they will be available for free at the SEC's website, www.sec.gov and ENCAD stockholders will receive information at an appropriate time on how to obtain transaction-related documents without charge. Such documents are not currently available. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

(Kodak is a trademark of Eastman Kodak Company.)

2001

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  Exhibit 99.1